Exhibit 99.1

NEWS RELEASE

Halcón Resources Announces Third Quarter 2015 Results

HOUSTON, TEXAS — November 5, 2015 — Halcón Resources Corporation (NYSE:HK) (“Halcón” or the “Company”) today announced its third quarter 2015 results.

The Company generated revenues of $129.9 million for the three months ended September 30, 2015.  In addition, Halcón realized a net gain on settled derivative contracts of $114.9 million during the quarter.

The Company produced an average of 40,739 barrels of oil equivalent per day (Boe/d) during the period.  Third quarter 2015 production was 80% oil, 10% natural gas liquids (NGLs) and 10% natural gas.  Including the impact of hedges, Halcón realized 168% of the average NYMEX oil price, 15% of the average NYMEX oil price for NGLs and 111% of the average NYMEX natural gas price during the period.

Total operating costs per unit, after adjusting for selected items (see Selected Operating Data table for additional information), decreased by 27% to $17.04 per Boe in the third quarter of 2015, compared to the third quarter of 2014.

After adjusting for selected items primarily related to a non-cash gain on the extinguishment of debt and a non-cash pre-tax full cost ceiling impairment charge (see Selected Item Review and Reconciliation table for additional information), net income available to common stockholders was $21.2 million, or $0.04 per diluted share, for the three months ended September 30, 2015.  The Company reported net income available to common stockholders of $123.5 million, or $0.18 per diluted share for the quarter.

Floyd C. Wilson, Chairman and Chief Executive Officer, commented, “Our operational staff continues to exceed expectations.  Efficiency gains combined with lower costs are driving results.  We remain focused on initiatives that will strengthen our balance sheet and remain confident in our ability to emerge from this downturn a much stronger company.”

Recent Developments

As previously disclosed, the borrowing base on Halcón’s senior secured revolving credit facility was recently reaffirmed at $850 million in conjunction with the Company’s regularly scheduled semi-annual redetermination.

Liquidity and Capital Spending

Halcón’s liquidity as of September 30, 2015 was approximately $827 million, which consisted of cash on hand plus undrawn capacity on its senior secured revolving credit facility.

During the third quarter of 2015, the Company incurred capital costs of $83.8 million on drilling and completions, $5.0 million on infrastructure/seismic and $3.7 million for leasehold acquisitions.  In addition, Halcón incurred $34.7 million for capitalized interest, G&A and other.

Operational Update

The Company is currently operating three rigs across its asset base and has 12 wells being completed or waiting on completion.

Bakken/Three Forks

Halcón operated an average of two rigs in the Williston Basin during the quarter.  The Company spudded 13 wells and put 9 wells online in the Fort Berthold area (“FBIR”) during the period.  Halcón also participated in 34 non-operated wells with an average working interest of approximately 1% during the three months ended September 30, 2015.  On average, operated wells put online in 2015 are outperforming the Company’s 801 MBoe FBIR type curve.

Average drill times (surface spud to rig release) in FBIR decreased to 15.81 days per well during the third quarter of 2015, 29% faster than the average drill times during the third quarter of 2014.  In addition, Halcón set the following new FBIR drilling records during the period:

Halcón 3Q15 FBIR Drilling Records

	Current HK Record	Previous HK Record	% Improvement
Surface Spud to Rig Release (days) - Bakken	14.65	15.65	6%
Surface Spud to Rig Release (days) - Three Forks	14.71	16.94	13%
24 Hour Footage (feet)	5,104	4,731	8%

During the quarter, the average time from the start of completion to production was approximately 19 days, representing an improvement of 32% compared to the third quarter of 2014.  This improvement was primarily driven by modifying the well clean out process.  Year-to-date, completion costs on all Company-operated wells have come in under their authorization for expenditure (AFE).

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Completed well costs remained consistent throughout most of the third quarter of 2015 at approximately $7.2 million; however, Halcón has experienced additional service cost reductions and estimates that completed well costs in FBIR are currently approximately $6.8 million.

The Company has made significant progress increasing gas capture in the Williston Basin and is currently selling approximately 95% of its gas production.

Halcón is the operator of 199 producing Bakken wells and 60 Three Forks wells.  The Company currently has 5 Bakken wells and 4 Three Forks wells being completed or waiting on completion on its operated acreage.

“El Halcón” - East Texas Eagle Ford

Halcón operated one rig in El Halcón during the third quarter.  The Company spudded four wells and put three wells online during the period.  On average, wells put online year-to-date are outperforming Halcón’s 452 MBoe type curve for the area on a per lateral foot basis.

The Company’s operational performance continues to improve in El Halcón.  Drilling days (spud to total depth) averaged 11.41 days per 3-string well during the third quarter of 2015, or 1,439 feet per day, representing an improvement of 32% compared to the third quarter of 2014.  Halcón set a new drilling record during the period by drilling a 3-string well in 9.70 days (spud to total depth), or 1,562 feet per day.

The Company completed an average of four stages per day on wells completed during the three months ended September 30, 2015, a 40% improvement compared to the same period of 2014.  Halcón set a new record during the period by completing an average of five stages per day on a single well.

The drilling program at El Halcón is in development mode and the Company expects to drill two to four wells per pad throughout the remainder of this year and in 2016.

The current estimated completed well cost is approximately $6.8 million for a three-string well.  This completed well cost estimate accounts for a 500 foot increase in average lateral length to approximately 7,500 feet and a 33% increase in the amount of proppant used during completion operations (~2,000 pounds per lateral foot), all of which is expected to result in more reserves per well.

There are currently 102 Halcón-operated East Texas Eagle Ford wells producing and 3 Company-operated wells being completed or waiting on completion.

Fourth Quarter 2015 Production Guidance

Halcón expects to produce an average of 39 — 41 Mboe/d during the fourth quarter of 2015.

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Hedging Update

The Company has 30,500 barrels per day of oil hedged from October 1, 2015 to December 31, 2015 at an average price of $90.21 per barrel.  For 2016, Halcón has 25,497 barrels per day of oil hedged at an average price of $80.59 per barrel, and for 2017, Halcón has 3,750 barrels per day of oil hedged at an average price of $65.75 per barrel.  The Company estimates the pre-tax mark-to-market value of its hedge portfolio to be approximately $350 million as of November 4, 2015.

Conference Call and Webcast Information

Halcón Resources Corporation (NYSE:HK) has scheduled a conference call for Friday, November 6, 2015, at 10:00 a.m. EST (9:00 a.m. CST). To participate in the conference call, dial (877) 810-3368 for domestic callers, and (914) 495-8561 for international callers a few minutes before the call begins and reference Halcón Resources conference ID 51197072.  The conference call will also be webcast live over the Internet on Halcón Resources’ website at http://www.halconresources.com in the Investor Relations section under Events & Presentations.  A telephonic replay of the call will be available approximately two hours after the live broadcast ends and will be accessible through November 13, 2015.  To access the replay, dial (855) 859-2056 for domestic callers or (404) 537-3406 for international callers, in both cases referencing conference ID 51197072.

About Halcón Resources

Halcón Resources Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

For more information contact Scott Zuehlke, Vice President of Investor Relations, at 832-538-0314 or szuehlke@halconresources.com.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects”, “believes”, “intends”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, or “probable” or statements that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved.  Additionally, improvements mentioned herein are not necessarily indicative of future production rates or performance.  Forward-looking statements

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are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and other filings submitted by the Company to the U.S. Securities and Exchange Commission (“SEC”), copies of which may be obtained from the SEC’s website at www.sec.gov or through the Company’s website at www.halconresources.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company’s expectations.

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HALCÓN RESOURCES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Operating revenues:
Oil, natural gas and natural gas liquids sales:
Oil	$121,845	$287,863	$404,368	$848,104
Natural gas	5,058	8,248	17,595	27,965
Natural gas liquids	2,615	10,273	10,572	28,396
Total oil, natural gas and natural gas liquids sales	129,518	306,384	432,535	904,465
Other	421	125	1,622	4,337
Total operating revenues	129,939	306,509	434,157	908,802

Operating expenses:
Production:
Lease operating	22,248	28,094	81,266	95,700
Workover and other	4,769	5,773	11,614	12,550
Taxes other than income	12,102	28,532	37,246	83,002
Gathering and other	9,091	7,460	30,583	18,119
Restructuring	434	—	2,664	987
General and administrative	21,027	29,569	68,098	90,110
Depletion, depreciation and accretion	77,071	135,578	297,409	388,956
Full cost ceiling impairment	511,882	—	2,014,518	61,165
Other operating property and equipment impairment	—	—	—	3,789
Total operating expenses	658,624	235,006	2,543,398	754,378
Income (loss) from operations	(528,685)	71,503	(2,109,241)	154,424
Other income (expenses):
Net gain (loss) on derivative contracts	204,621	163,287	216,805	8,589
Interest expense and other, net	(57,977)	(38,450)	(180,206)	(107,114)
Gain (loss) on extinguishment of debt	535,141	—	557,907	—
Gain (loss) on extinguishment of Convertible Note and modification of February 2012 Warrants	—	—	(8,219)	—
Total other income (expenses)	681,785	124,837	586,287	(98,525)
Income (loss) before income taxes	153,100	196,340	(1,522,954)	55,899
Income tax benefit (provision)	(6,025)	1,295	(6,224)	1,295
Net income (loss)	147,075	197,635	(1,529,178)	57,194
Series A preferred dividends	(4,196)	(4,959)	(13,999)	(14,878)
Preferred dividends and accretion on redeemable noncontrolling interest	(19,351)	(5,823)	(39,069)	(6,719)
Net income (loss) available to common stockholders	$123,528	$186,853	$(1,582,246)	$35,597

Net income (loss) per share of common stock:
Basic	$0.21	$0.45	$(3.06)	$0.09
Diluted	$0.18	$0.36	$(3.06)	$0.08
Weighted average common shares outstanding:
Basic	586,053	416,470	517,624	415,264
Diluted	754,782	548,246	517,624	423,033

HALCÓN RESOURCES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share amounts)

	September 30,	December 31,
	2015	2014
Current assets:
Cash	$6,254	$43,713
Accounts receivable	191,247	276,559
Receivables from derivative contracts	327,535	352,530
Restricted cash	16,541	16,131
Inventory	4,045	4,693
Prepaids and other	6,861	9,079
Total current assets	552,483	702,705
Oil and natural gas properties (full cost method):
Evaluated	6,783,169	6,390,820
Unevaluated	1,817,237	1,829,786
Gross oil and natural gas properties	8,600,406	8,220,606
Less - accumulated depletion	(5,257,516)	(2,953,038)
Net oil and natural gas properties	3,342,890	5,267,568
Other operating property and equipment:
Gas gathering and other operating assets	130,080	126,804
Less - accumulated depreciation	(20,498)	(14,798)
Net other operating property and equipment	109,582	112,006
Other noncurrent assets:
Receivables from derivative contracts	73,583	151,324
Debt issuance costs, net	42,598	55,904
Deferred income taxes	127,623	136,826
Equity in oil and natural gas partnership	4,082	4,309
Funds in escrow and other	1,921	3,833
Total assets	$4,254,762	$6,434,475

Current liabilities:
Accounts payable and accrued liabilities	$336,595	$607,750
Asset retirement obligations	144	106
Current portion of deferred income taxes	127,623	136,826
Total current liabilities	464,362	744,682
Long-term debt	3,111,229	3,746,736
Other noncurrent liabilities:
Liabilities from derivative contracts	623	9,387
Asset retirement obligations	42,069	38,371
Other	7,306	5,964
Commitments and contingencies
Mezzanine equity:
Redeemable noncontrolling interest	156,235	117,166
Stockholders’ equity:
Preferred stock: 1,000,000 shares of $0.0001 par value authorized; 244,934 and 345,000 shares of 5.75% Cumulative Perpetual Convertible Series A, issued and outstanding at September 30, 2015 and December 31, 2014, respectively	—	—
Common stock: 1,340,000,000 shares of $0.0001 par value authorized; 605,328,701 and 427,808,306 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	61	42
Additional paid-in capital	3,278,858	2,995,402
Accumulated deficit	(2,805,981)	(1,223,275)
Total stockholders’ equity	472,938	1,772,169
Total liabilities and stockholders’ equity	$4,254,762	$6,434,475

HALCÓN RESOURCES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Cash flows from operating activities:
Net income (loss)	$147,075	$197,635	$(1,529,178)	$57,194
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depletion, depreciation and accretion	77,071	135,578	297,409	388,956
Full cost ceiling impairment	511,882	—	2,014,518	61,165
Other operating property and equipment impairment	—	—	—	3,789
Share-based compensation, net	3,035	4,591	11,245	13,837
Unrealized loss (gain) on derivative contracts	(89,741)	(169,713)	93,972	(38,660)
Amortization and write-off of deferred loan costs	1,910	1,037	6,002	3,198
Non-cash interest and amortization of discount and premium	320	744	2,029	1,976
Loss (gain) on extinguishment of debt	(535,141)	—	(557,907)	—
Loss (gain) on extinguishment of Convertible Note and modification of February 2012 Warrants	—	—	8,219	—
Accrued settlements on derivative contracts	(11,022)	—	(37,803)	—
Other income (expense)	797	(1,824)	5,805	(594)
Cash flow from operations before changes in working capital	106,186	168,048	314,311	490,861
Changes in working capital, net of acquisitions	8,478	2,900	17,883	91,029
Net cash provided by (used in) operating activities	114,664	170,948	332,194	581,890

Cash flows from investing activities:
Oil and natural gas capital expenditures	(123,990)	(324,911)	(531,741)	(1,178,649)
Proceeds received from sale of oil and natural gas assets	—	14,522	1,111	479,974
Advance on carried interest	—	—	—	(189,442)
Other operating property and equipment capital expenditures	(2,435)	(10,831)	(9,913)	(40,356)
Funds held in escrow and other	(24)	1,528	1,877	1,221
Net cash provided by (used in) investing activities	(126,449)	(319,692)	(538,666)	(927,252)

Cash flows from financing activities:
Proceeds from borrowings	283,000	458,000	1,579,000	1,744,000
Repayments of borrowings	(263,000)	(372,000)	(1,392,000)	(1,399,000)
Debt issuance costs	(7,091)	(680)	(25,703)	(757)
Series A preferred dividends	(4,656)	—	(4,656)	—
Common stock issued	—	—	15,354	—
HK TMS, LLC preferred stock issued	—	—	—	110,051
HK TMS, LLC tranche rights	—	—	—	4,516
Preferred dividends on redeemable noncontrolling interest	—	(3,025)	—	(3,518)
Restricted cash	(58)	16	(410)	(15,984)
Offering costs and other	(129)	(151)	(2,572)	(2,092)
Net cash provided by (used in) financing activities	8,066	82,160	169,013	437,216

Net increase (decrease) in cash	(3,719)	(66,584)	(37,459)	91,854

Cash at beginning of period	9,973	161,272	43,713	2,834
Cash at end of period	$6,254	$94,688	$6,254	$94,688

Disclosure of non-cash investing and financing activities:
Accrued capitalized interest	$2,172	$(4,272)	$(442)	$(5,340)
Asset retirement obligations	651	1,054	2,405	(3,396)
Series A preferred dividends paid in common stock	—	4,959	9,803	14,878
Preferred dividends on redeemable noncontrolling interest paid-in-kind	3,209	—	9,340	—
Accretion of redeemable noncontrolling interest	16,142	2,798	29,084	3,201
Change in fair value of redeemable noncontrolling interest	—	—	645	—
Common stock issued on conversion of senior notes	—	—	231,383	—
Third Lien Notes issued on conversion of senior notes	1,017,994	—	1,017,994	—

HALCÓN RESOURCES CORPORATION

SELECTED OPERATING DATA

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Production volumes:
Crude oil (MBbls)	2,993	3,301	9,096	9,343
Natural gas (MMcf)	2,300	2,398	7,444	6,192
Natural gas liquids (MBbls)	371	306	1,046	755
Total (MBoe)	3,748	4,007	11,383	11,130
Average daily production (Boe/d)	40,739	43,554	41,696	40,769

Average prices:
Crude oil (per Bbl)	$40.71	$87.20	$44.46	$90.77
Natural gas (per Mcf)	2.20	3.44	2.36	4.52
Natural gas liquids (per Bbl)	7.05	33.57	10.11	37.61
Total per Boe	34.56	76.46	38.00	81.26

Cash effect of derivative contracts:
Crude oil (per Bbl)	$37.73	$(1.96)	$33.54	$(3.06)
Natural gas (per Mcf)	0.85	0.02	0.77	(0.24)
Natural gas liquids (per Bbl)	—	—	—	—
Total per Boe	30.65	(1.60)	27.30	(2.70)

Average prices computed after cash effect of settlement of derivative contracts:
Crude oil (per Bbl)	$78.44	$85.24	$78.00	$87.71
Natural gas (per Mcf)	3.05	3.46	3.13	4.28
Natural gas liquids (per Bbl)	7.05	33.57	10.11	37.61
Total per Boe	65.21	74.86	65.30	78.56

Average cost per Boe:
Production:
Lease operating	$5.94	$7.01	$7.14	$8.60
Workover and other	1.27	1.44	1.02	1.13
Taxes other than income	3.23	7.12	3.27	7.46
Gathering and other, as adjusted (1)	2.02	1.86	1.94	1.63
Restructuring	0.12	—	0.23	0.09
General and administrative, as adjusted (1)	4.58	6.07	4.70	6.44
Depletion	19.92	33.18	25.47	34.25

(1) Represents gathering and other and general and administrative costs per Boe, adjusted for items noted in the reconciliation below:

General and administrative:
General and administrative, as reported	$5.61	$7.38	$5.98	$8.09
Share-based compensation:
Non-cash	(0.81)	(1.15)	(0.99)	(1.24)
Acquisition and merger transaction costs and other:
Cash	(0.22)	(0.16)	(0.29)	(0.41)
General and administrative, as adjusted	$4.58	$6.07	$4.70	$6.44

Gathering and other, as reported	$2.43	$1.86	$2.69	$1.63
Rig termination / stacking charges	(0.41)	—	(0.75)	—
Gathering and other, as adjusted	$2.02	$1.86	$1.94	$1.63

Total operating costs, as reported	$18.48	$24.81	$20.10	$26.91
Total adjusting items	(1.44)	(1.31)	(2.03)	(1.65)
Total operating costs, as adjusted(2)	$17.04	$23.50	$18.07	$25.26

(2) Represents lease operating, workover and other expense, taxes other than income, gathering and other expense and general and administrative costs per Boe, adjusted for items noted in reconciliation above.

HALCÓN RESOURCES CORPORATION

SELECTED ITEM REVIEW AND RECONCILIATION (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
As Reported:
Net income (loss) available to common stockholders, as reported	$123,528	$186,853	$(1,582,246)	$35,597
Series A preferred dividends	4,196	4,959	13,999	14,878
Preferred dividends and accretion on redeemable noncontrolling interest	19,351	5,823	39,069	6,719
Net income (loss)	147,075	197,635	(1,529,178)	57,194

Impact of Selected Items:
Unrealized loss (gain) on derivatives contracts:
Crude oil	$(90,760)	$(167,576)	$90,150	$(35,827)
Natural gas	1,019	(2,137)	3,822	(1,073)
Total mark-to-market non-cash charge	(89,741)	(169,713)	93,972	(36,900)
Full cost ceiling impairment	511,882	—	2,014,518	61,165
Other operating property and equipment impairment	—	—	—	3,789
Loss (gain) on extinguishment of debt	(535,141)	—	(557,907)	—
Loss (gain) on extinguishment of Convertible Note and modification of February 2012 Warrants	—	—	8,219	—
Deferred financing costs expensed, net	324	—	1,203	499
Restructuring	434	—	2,664	987
Rig termination / stacking charges and other	3,186	815	20,083	4,777
Selected items, before income taxes	(109,056)	(168,898)	1,582,752	34,317
Income tax effect of selected items(1)	(16,843)	(17,866)	(39,517)	(40,071)
Selected items, net of tax	(125,899)	(186,764)	1,543,235	(5,754)

As Adjusted:
Net income (loss) available to common stockholders, excluding selected items	$21,176	$10,871	$14,057	$51,440
Net income (loss) from assumed conversions	—	—	—	—
Net income (loss) available to common stockholders after assumed conversions, excluding selected items(2)	$21,176	$10,871	$14,057	$51,440

Basic net income (loss) per common share, as reported	$0.21	$0.45	$(3.06)	$0.09
Impact of selected items	(0.17)	(0.42)	3.09	0.03
Basic net income (loss) per common share, excluding selected items(2)	$0.04	$0.03	$0.03	$0.12

Diluted net income (loss) per common share, as reported	$0.18	$0.36	$(3.06)	$0.08
Impact of selected items	(0.14)	(0.33)	3.09	0.04
Diluted net income (loss) per common share, excluding selected items(2)(3)	$0.04	$0.03	$0.03	$0.12

Net cash provided by (used in) operating activities	$114,664	$170,948	$332,194	$581,890
Changes in working capital, net of acquisitions	(8,478)	(2,900)	(17,883)	(91,029)
Cash flow from operations before changes in working capital	106,186	168,048	314,311	490,861
Cash components of selected items	13,830	629	54,849	5,425
Income tax effect of selected items	(1,040)	(227)	(6,314)	(1,962)
Cash flow from operations before changes in working capital, adjusted for selected items(2)	$118,976	$168,450	$362,846	$494,324

(1) For the 2015 columns this represents tax impact using an estimated tax rate of 37.04%. These columns also include an adjustment for the change in valuation allowance of $(57.2 million) and $546.7 million for the three and nine months ended September 30, 2015, respectively. For the 2014 columns this represents tax impact using an estimated tax rate of 36.16%. These columns also include an adjustment for the change in valuation allowance of $(78.9 million) and $(27.7 million) for the three and nine months ended September 30, 2014, respectively.

(2) Net income (loss) and earnings per share excluding selected items and cash flow from operations before changes in working capital adjusted for selected items are non-GAAP measures. These financial measures are presented based on management’s belief that they will enable a user of the financial information to understand the impact of these items on reported results. Additionally, this presentation provides a beneficial comparison to similarly adjusted measurements of prior periods.  These financial measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income, earnings per share and cash flow from operations, as defined by GAAP.  These financial measures may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Halcón’s performance.

(3) The impact of selected items for the three months ended September 30, 2015 and 2014 was calculated based upon weighted average diluted shares of 586.1 million and 427.8 million, respectively, due to the net income available to common stockholders, excluding selected items. The impact of selected items for the nine months ended September 30, 2015 and 2014 was calculated based upon weighted average diluted shares of 518.2 million and 423.0 million, respectively, due to the net income available to common stockholders, excluding selected items.